Todd Spence

           Amendment to Employment Agreement


     This Amendment to the Employment Agreement by and between MDI Technologies, Inc. (formerly Management-Data,
Inc.)(the "Company") and Todd Spence ("Employee"), effective as of August 23, 2000, is made and entered into this 31st day of January, 2003.

     WHEREAS, Employee is employed by the Company pursuant to an Employment Agreement effective as of August 23, 2000; and

     WHEREAS, Employee and the Company desire to amend said
Employment Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained in said Employment Agreement and herein, the parties agree as follows:

     Paragraph 6.(d), termination upon the death of Employee, is hereby eliminated in its entirety and a new paragraph
6.(d) is substituted as follows:

          (d) This Agreement shall terminate immediately (i) upon the death of Employee or (ii) if Employee is unable to perform his duties hereunder by reason of illness, injury or incapacity for ninety (90) consecutive days (during which time the ill, injured or otherwise incapacitated Employee shall continue to be compensated as provided herein). In either such event, Employee or his personal representative or his heirs shall be entitled to receive any benefits provided under any benefit or similar plan or policy adopted by the Company and applicable to Employee.


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If this Agreement terminates because of the death of
Employee, then in addition to any benefits to which Employee or his personal representative or his heirs shall be entitled under any benefit or similar plan or policy adopted by the Company, Employee's spouse, if she survives Employee, or his personal representative or his heirs, if Employee's spouse predeceases Employee, shall be entitled to the sum of Five Hundred Thousand Dollars ($500,000.00), payable in five equal annual installments. The first payment shall be paid within thirty (30) days of the date of Employee's death and each subsequent installment shall be paid on the anniversary date of the Employee's death until the amount due is paid in full. Neither Employee or his personal representative or his heirs shall accrue any additional rights or benefits pursuant to the terms of this Agreement from the date of termination.

     Except as modified by this Amendment, the Todd Spence
Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to the Todd Spence Employment Agreement to be executed as of the date and year first written above.

                           Company:



                           By: /s/ Thomas K. ___________
                           Its: CFO

                           Employee:


                           /s/ Todd Spence

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